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                                                              EXHIBIT 10.20

                  STANDSTILL AND REGISTRATION RIGHTS AGREEMENT

         This Standstill Agreement (the "Agreement"), dated as of November 17, 1995, is between Melville Corporation, a New York corporation ("Subscriber"), and The TJX Companies, Inc., a Delaware corporation ("Issuer").

         WHEREAS, simultaneously with the execution of this Agreement, Subscriber is acquiring shares of Issuer's Series D Cumulative Convertible Preferred Stock, par value $1.00 per share (the "Series D Preferred Stock") and shares of Issuer's Series E Cumulative Convertible Preferred Stock, par value $1.00 per share (the "Series E Preferred Stock" and together with the Series D Preferred Stock, the "Preferred Stock"), pursuant to a Preferred Stock Subscription Agreement dated as of the date hereof (the "Subscription Agreement") between Subscriber and Issuer;

         WHEREAS, Subscriber and Issuer entered into the Subscription Agreement pursuant to, and in connection with the transactions contemplated by, the Stock Purchase Agreement dated as of October 14, 1995 (as amended, the "Purchase Agreement") between Subscriber and Issuer; and

         WHEREAS, Issuer and Subscriber desire to establish in this Agreement certain conditions of Subscriber's relationship with Issuer;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Subscription Agreement and the Purchase Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                   DEFINITIONS; REPRESENTATIONS AND WARRANTIES

         SECTION 1.01 Definitions. Except as otherwise specified herein, defined terms used in this Agreement shall have the respective meanings assigned to such terms in the Purchase Agreement. Unless otherwise specified all references to "days" shall be deemed to be references to calendar days.

         SECTION 1.02 Representations and Warranties of Issuer. Issuer represents and warrants to Subscriber as follows:
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                  (a) The execution, delivery and performance by Issuer of this
         Agreement and the consummation by Issuer of the transactions contemplated by this Agreement are within its corporate powers and have been duly authorized by all necessary corporate action on its part. This Agreement constitutes a legal, valid and binding agreement of Issuer enforceable against Issuer in accordance with its terms (i) except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity); and

                  (b) The execution, delivery and performance of this Agreement by Issuer does not and will not contravene or conflict with or constitute a default under Issuer's Charter or By-laws.

         SECTION 1.03 Representations and Warranties of Subscriber. Subscriber represents and warrants to Issuer as follows:

                  (a) The execution, delivery and performance by Subscriber of this Agreement and the consummation by Subscriber of the transactions contemplated by this Agreement are within its corporate powers and have been duly authorized by all necessary corporate action on its part. This Agreement constitutes a legal, valid and binding agreement of Subscriber enforceable against Subscriber in accordance with its terms
         (i) except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity);

                  (b) The execution, delivery and performance of this Agreement by Subscriber does not and will not contravene or conflict with or constitute a default under Subscriber's Charter or By-laws; and

                  (c) Subscriber "beneficially owns" (as such term is defined in Rule 13d-3 under the Exchange Act) the shares of the Preferred Stock issued to it pursuant to the Subscription Agreement and neither Subscriber nor any "affiliate" or "associate" (such terms being used in this Agreement as such terms are defined in Rule 12b-2 under the Exchange Act), owns any other Voting Securities (as defined in Section
         2.01 herein).

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                                   ARTICLE II

                                      TERM

         SECTION 2.01 Term. The term (the "Term") of this Agreement shall commence on the date hereof and shall continue until the date on which the Voting Power of the Voting Securities, on a fully diluted basis, beneficially owned by Subscriber shall represent less than three percent (3%) of the Total Voting Power. For the purposes of this Agreement (i) the term "Voting Securities" shall mean any securities entitled to vote generally in the election of directors of Issuer, or any direct or indirect rights or options to acquire any such securities or any securities (including without limitation the Preferred Stock) convertible or exercisable into or exchangeable for such securities, whether or not such securities are so convertible, exercisable or exchangeable at the time of determination, (ii) the term "Voting Power" shall mean the voting power in the general election of directors of Issuer, and (iii) the term "Total Voting Power" shall mean the total combined Voting Power of all the Voting Securities then outstanding and entitled to vote; provided, however, that for purposes of this Agreement, the Voting Power of the Preferred Stock on any date shall mean the voting power of the shares of the Issuer's common stock, par value $1.00 per share ("Common Stock"), into which the shares of Preferred Stock would be convertible on such date, assuming for this purpose only that the Automatic Conversion Date (as defined in the Series D Preferred Stock and the Series E Preferred Stock, respectively) were such date, at the Exchange Rate (as so defined) then in effect.

                                   ARTICLE III

                        STANDSTILL AND VOTING PROVISIONS

         SECTION 3.01 Restrictions of Certain Actions by Subscriber. During the Term, Subscriber will not, and will cause each of its affiliates and associates not to, singly or as part of a partnership, limited partnership, syndicate or other group (as those terms are used in Section 13(d)(3) of the Exchange Act), directly or indirectly:

                  (a) acquire, offer to acquire, or agree to acquire, by purchase, gift or otherwise, any Voting Securities, except pursuant to a stock split, stock dividend, rights offering, recapitalization, reclassification or similar transaction;

                  (b) make or in any way participate in any "solicitation" of "proxies" to vote (as such terms are defined in Rule 14a-1 under the Exchange Act), solicit any consent or communicate with or seek to advise or influence any person or entity with respect to the voting of any Voting Securities or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to Issuer;

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                  (c) form, join or encourage the formation of, any "person"
         within the meaning of Section 13(d)(3) of the Exchange Act with respect to any Voting Securities; provided that this Section 3.01(c) shall not prohibit any such arrangement solely among Subscriber and any of its wholly-owned Subsidiaries;

                  (d) deposit any Voting Securities into a voting trust or subject any such Voting Securities to any arrangement or agreement with respect to the voting thereof; provided that this Section 3.01(d) shall not prohibit any such arrangement solely among Subscriber and any of its wholly-owned Subsidiaries;

                  (e) initiate, propose or otherwise solicit stockholders of the Issuer for the approval of any stockholder proposal with respect to Issuer as described in Rule 14a-8 under the Exchange Act, or induce or attempt to induce any other person to initiate any such stockholder proposal;

                  (f) seek election to or seek to place a representative on the Board of Directors of Issuer or seek the removal of any member of the Board of Directors of Issuer;

                  (g) call or seek to have called any meeting of the stockholders of Issuer;

                  (h) otherwise act to seek to control, direct or influence the management, policies or affairs of Issuer;

                  (i) except as otherwise provided in Section 4.02 or Article V, sell or otherwise transfer in any manner any Voting Securities to any "person" (within the meaning of Section 13(d)(3) of the Exchange Act) who to the knowledge of Subscriber beneficially owns or who as a result of such sale or transfer will beneficially own at least three percent (3%) of the Total Voting Power or who, without the approval of the Board of Directors of Issuer, has proposed a business combination or similar transaction with, or a change of control of, Issuer or who has proposed a tender offer for Voting Securities or who has discussed with Subscriber the possibility of proposing a business combination or similar transaction with, or a change in control of, Issuer or a tender offer for Voting Securities; provided, however, that insofar as this clause (i) has application to a sale or other transfer by Subscriber to an institutional investor pursuant to Section 4.01, the reference to the words "three percent (3%)" shall be deemed to be deleted from this clause (i) and replaced with the words "five percent (5%)";

                  (j) solicit, seek to effect, negotiate with or provide any information to any other party with respect to, or make any statement or proposal, whether written or oral, to the Board of Directors of Issuer or any director or officer of Issuer or otherwise

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         make any public announcement or proposal whatsoever with respect to, any form of business combination transaction involving Issuer, including, without limitation, a merger, exchange offer or liquidation of Issuer's assets, or any acquisition, disposition, restructuring, recapitalization or similar transaction with respect to Issuer; or

                  (k) instigate or encourage any third party to do any of the foregoing.

         If Subscriber or any of its affiliates or associates owns or acquires any Voting Securities in violation of this Agreement, such Voting Securities shall immediately be disposed of to persons who are not affiliates or associates thereof but only in compliance with the provisions of this Section 3.01; provided, however, that Issuer may also pursue any other available remedy to which it may be entitled as a result of such violation.

         SECTION 3.02 Voting. (a) During the Term, whenever Subscriber (or any of its affiliates or associates) shall have the right to vote their Voting Securities, Subscriber (and any such affiliates or associates) shall (i) be present, in person or represented by proxy, at all stockholder meetings of Issuer so that all Voting Securities beneficially owned by it and its affiliates and associates shall be counted for the purpose of determining the presence of a quorum at such meetings, and (ii) subject to Section 3.02(b) below, vote or cause to be voted, or consent with respect to, all Voting Securities beneficially owned by it and its affiliates and associates in the manner recommended by Issuer's Board of Directors, except that during any period or at any time when there shall be in full force and effect a valid order or judgment of a court of competent jurisdiction or a ruling, pronouncement or requirement of the New York Stock Exchange, Inc. ("NYSE") to the effect that the foregoing provisions of this Section 3.02 are invalid, void, enforceable or not in accordance with NYSE policy, then Subscriber will, if so requested by the Board of Directors of Issuer, vote or cause to be voted all of its Voting Securities beneficially owned by it and its affiliates and associates in the same proportion as the votes cast by or on behalf of the other holders of Issuer's Voting Securities.

         (b) Notwithstanding anything to the contrary contained in Section 3.02(a) above, Subscriber shall have the right to vote freely, without regard to any request or recommendation of the Board of Directors of Issuer, with respect to the matters specified in Section 7 of the Certificate of Designations establishing the terms of the Series D Preferred Stock and Section 7 of the Certificate of Designations establishing the terms of the Series E Preferred Stock.

                                   ARTICLE IV

                              TRANSFER RESTRICTIONS

         SECTION 4.01 Right of First Offer. (a) If Subscriber desires to transfer any Voting Securities, it shall in each case comply with the provisions of Section 3.01 and give written notice ("Subscriber's Notice") to Issuer (i) stating that it desires to make such transfer, and

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(ii) setting forth the number of shares of Voting Securities proposed to be transferred (the "Offered Shares"), the cash price per share that Subscriber proposes to be paid for such Offered Shares (the "Offer Price"), and the other material terms and conditions of such transfer. Subscriber's Notice shall constitute an irrevocable offer by Subscriber to sell to Issuer the Offered Shares at the Offer Price in cash.

         (b) Within 5 Business Days after receipt of Subscriber's Notice, Issuer may elect to purchase all (but not less than all) of the Offered Shares at the Offer Price in cash by delivery of a notice ("Issuer's Notice") to Subscriber stating Issuer's irrevocable acceptance of the Offer.

         (c) If Issuer fails to elect to purchase all of the Offered Shares within the time period specified in Section 4.01(b), then Subscriber may, subject to compliance with the provisions of Section 3.01, within a period of 120 days following the expiration of the time period specified in Section 4.01(b), transfer (or enter into an agreement to transfer) all or any Offered Shares for cash; provided, that if the purchase price per share to be paid by any purchaser of the Offered Shares is less than 90% of the Offer Price (the "Reduced Transfer Price"), Subscriber shall promptly provide written notice (the "Reduced Transfer Price Notice") to Issuer of such intended transfer (including the material terms and conditions thereof) and Issuer shall have the right, exercisable by delivery of a written election notice to Subscriber within five Business Days of receipt of such notice, to purchase such Offered Shares at the Reduced Transfer Price.

         (d) If Issuer fails to elect to purchase the Offered Shares at the Offer Price (or, if applicable, the Reduced Transfer Price) within the relevant time period specified in Section 4.01(b) (or, if applicable, Section 4.01(c)) and Subscriber shall not have transferred or entered into an agreement to transfer the Offered Shares prior to the expiration of the 120-day period specified in Section 4.01(c), the right of the first offer under this Section
4.01 shall again apply in connection with any subsequent transfer of such Offered Shares.

         (e) Any purchase of Voting Securities by Issuer pursuant to this
Section 4.01 shall be on a mutually determined closing date which shall be not less than 30 days nor more than 45 days after the last notice is given with respect to such purchase. The closing shall be held at 10:00 A.M., local time, at the principal office of Issuer, or at such other time or place as the parties mutually agree.

         (f) On the closing date, Subscriber shall deliver (i) certificates representing the shares of Voting Securities being sold, free and clear of any Lien, and (ii) such other documents, including evidence of ownership and authority, as Issuer may reasonably request. The purchase price shall be paid by wire transfer of immediately available funds no later than 2:00 P.M. on the closing date.

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         (g) This Section 4.01 shall not apply to Subscriber's sale of Voting
Securities in an underwritten public offering registered under the Securities Act pursuant to Article V.

         SECTION 4.02 Rights Pursuant to a Tender Offer. Subscriber shall have the right to sell or exchange all its Voting Securities pursuant to a tender or exchange offer for at least a majority of the Voting Securities (an "Offer"). However, prior to such sale or exchange, Subscriber shall give Issuer the opportunity to purchase such Voting Securities in the following manner:

                  (i) Subscriber shall give notice (the "Tender Notice") to Issuer in writing of its intention to sell or exchange Voting Securities in response to an Offer no later than three calendar days prior to the latest time (including any extensions) by which Voting Securities must be tendered in order to be accepted pursuant to such Offer, specifying the amount of Voting Securities proposed to be tendered by Subscriber (the "Tendered Shares") and the purchase price per share specified in the Offer at the time of the Tender Notice.

                  (ii) Issuer shall have the right to purchase all, but not part, of the Tendered Shares exercisable by giving written notice (an "Exercise Notice") to Subscriber at least two calendar days prior to the latest time after delivery of the Tender Notice by which Voting Securities must be tendered in order to be accepted pursuant to the Offer (including any extensions thereof) and depositing in escrow (or similar arrangement) a sum in cash sufficient to purchase all Tendered Shares at the price then being offered in the Offer, without regard to any provision thereof with respect to proration or conditions to the offeror's obligation to purchase. The delivery by Issuer of an Exercise Notice and deposit of funds as provided above in response to a Tender Notice will, except as provided below, constitute an irrevocable agreement by Issuer to purchase, and Subscriber to sell, the Tendered Shares in accordance with the terms of this Section 4.02, whether or not the Offer or any other tender or exchange offer (a "Competing Tender Offer") for Voting Securities that was outstanding during the Offer is consummated.

                  (iii) The purchase price to be paid by Issuer for any Voting Securities purchased by it pursuant to this Section 4.02 shall be the highest price offered or paid in the Offer or in any Competing Tender Offer. For purposes hereof, the price offered or paid in a tender or exchange offer for Voting Securities shall be deemed to be the price offered or paid pursuant thereto, without regard to any provisions thereof with respect to proration or conditions to the offeror's obligation to purchase. If the purchase price per share specified in the Offer includes any property other than cash (the "Offer Noncash Property"), the purchase price per share at which Issuer shall be entitled to purchase all, but not part, of the Tendered Shares shall be
         (y) the amount of cash per share, if any, specified in such Offer (the "Cash Portion"), plus (z) an amount

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         of cash per share equal to the value of the Offer Noncash Property per share (the "Cash Value of Offer Noncash Property"), as determined in good faith by the mutual agreement of the parties hereto, or if the parties cannot agree, by a nationally recognized investment banking firm selected by mutual agreement of the parties. If Issuer exercises its right of first refusal by giving an Exercise Notice, the closing of the purchase of the Voting Securities with respect to such right (the "Closing") shall take place at 3:00 p.m., local time (or, if earlier, two hours before the latest time by which Voting Securities must be tendered in order to be accepted pursuant to the Offer), on the last day on which Voting Securities must be tendered in order to be accepted pursuant to the Offer (including any extensions thereof) (the "Latest Tender Date"), and Issuer shall pay the purchase price for the Voting Securities specified above. Subscriber shall be entitled to rescind its Tender Notice at any time prior to the Latest Tender Date by Notice in writing to Issuer; provided, however, that if on or before the Latest Tender Date, Issuer publicly announces that Issuer has approved, proposed or entered into an agreement with respect to (either individually or together with any other persons) a recapitalization, reorganization or business combination with respect to Issuer or all or substantially all of its assets, Subscriber shall be entitled to rescind its Tender Notice by notice in writing to Issuer at any time prior to the Closing on the Latest Tender Date. If Subscriber rescinds its Tender Notice pursuant to the immediately preceding sentence, Issuer's Exercise Notice with respect to such Offer shall be deemed to be immediately rescinded and Subscriber's disposition of its Voting Securities in response to the Offer with respect to which the Tender Notice is rescinded or any other Offer shall again be subject to all of the provisions of this Section 4.02.

                  (iv) If Issuer does not exercise its right of first refusal set forth in this Section 4.02 within the time specified for such exercise by giving an Exercise Notice, then Subscriber shall be free to accept, for all its Voting Securities, the Offer with respect to which the Tender Notice was given (including any increases and extensions thereof).

         SECTION 4.03 Assignment of Rights. Issuer may assign any of its rights of first refusal under this Article IV to any Subsidiary or Affiliate of Issuer without the consent of Subscriber, provided, however, that no such assignment shall relieve Issuer of any of its obligations pursuant to this Article IV. In the event that Issuer elects to exercise a right of first refusal under this
Article IV, Issuer may specify in its Exercise Notice (or thereafter prior to purchase) another such Person as its designee to purchase the Voting Securities to which such notice relates.

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                                    ARTICLE V

                               REGISTRATION RIGHTS

         SECTION 5.01 Registration Upon Request. At any time commencing on the date hereof and continuing thereafter, Subscriber shall have the right to make written demand upon Issuer, on not more than two separate occasions (subject to the provisions of this Section 5.01), to register under the Securities Act, shares of Series E Preferred Stock or shares of Common Stock received by Subscriber upon conversion or redemption of shares of Preferred Stock (such shares of Series E Preferred Stock and Common Stock being referred to as the "Subject Stock"), and Issuer shall use its best efforts to cause such shares to be registered under the Securities Act as soon as reasonably practicable so as to permit the sale thereof promptly; provided, however, that each such demand shall cover at least $40 million liquidation preference of Series E Preferred Stock (or any balance thereof exceeding $15 million) or 2 million shares of Common Stock (subject to adjustment for stock splits, reverse stock splits, stock dividends and similar events after the date hereof). In connection therewith, Issuer shall prepare, and within 120 days of the receipt of the request, file, on Form S-3 if permitted or otherwise on the appropriate form, a registration statement under the Securities Act to effect such registration. Subscriber agrees to provide all such information and materials and to take all such action as may be reasonably required in order to permit Issuer to comply with all applicable requirements of the Securities Act, the rules and regulations thereunder and the Securities and Exchange Commission (the "SEC") and to obtain any desired acceleration of the effective date of such registration statement. If the offering to be registered is to be underwritten, the managing underwriter shall be selected by Subscriber and shall be reasonably satisfactory to Issuer and Subscriber shall enter into an underwriting agreement containing customary terms and conditions. Notwithstanding the foregoing, Issuer
(i) shall not be obligated to prepare or file more than one registration statement other than for purposes of a stock option or other employee benefit or similar plan during any twelve-month period and (ii) shall be entitled to postpone for a reasonable period of time, the filing of any registration statement otherwise required to be prepared and filed by Issuer if (A) Issuer is, at such time, conducting or about to conduct an underwritten public offering of securities and is advised by its managing underwriter or underwriters in writing (with a copy to Subscriber), that such offering would, in its or their opinion, be materially adversely affected by the registration so requested, or
(B) Issuer determines in its reasonable judgment and in good faith that the registration and distribution of the shares of Subject Stock would interfere with any announced or imminent material financing, acquisition, disposition, corporate reorganization or other material transaction of a similar type involving Issuer. In the event of such postponement, Subscriber shall have the right to withdraw the request for registration by giving written notice to Issuer within 20 days after receipt of the notice of postponement (and, in the event of such withdrawal, such request shall not be counted for purposes of determining the number of registrations to which Subscriber is entitled pursuant to this Section 5.01). Issuer shall not grant to any other holder of its securities, whether currently outstanding or issued in the future (other than as provided in the Share Purchase Agreement dated as of

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April 15, 1992 among Issuer and the other parties thereto and the Exchange
Agreement dated as of August 20, 1992 among the same parties, as presently in effect, relating to Issuer's former Series A Cumulative Convertible Preferred Stock and its New Series A Cumulative Convertible Preferred Stock (collectively, the "Series A Agreements")), any incidental or piggyback registration rights with respect to any registration statement filed pursuant to a demand registration under this Section 5.01. Without the prior consent of Subscriber (other than as provided in the Series A Agreements), Issuer will not permit any other holder of its securities to participate in any offering made pursuant to a demand registration under this Section 5.01.

         In the event that Issuer does not redeem all of the then outstanding shares of Series D Preferred Stock pursuant to Section 4(b) of the Certificate of Designation of the Series D Preferred Stock (unless Subscriber shall have elected to convert any such shares following receipt of notice of redemption pursuant to Section 4(a) of such Certificate), (i) Subscriber shall be entitled to an additional demand right under the first sentence of this Section 5.01, subject to the minimum offering amounts requirement referred to above and (ii) Issuer shall, from time to time, at Subscriber's reasonable request, provide an opportunity for senior officers of Subscriber to meet with senior officers of Issuer to discuss the business and affairs of Issuer.

         SECTION 5.02 Incidental Registration Rights. If Issuer proposes to register any of its Common Stock under the Securities Act (other than (i) pursuant to Section 5.01 hereof, (ii) securities to be issued pursuant to a stock option or other employee benefit or similar plan, and (iii) securities proposed to be issued in exchange for other securities or assets (other than cash) or in connection with a merger or consolidation with another corporation), Issuer shall, as promptly as practicable, give written notice to Subscriber of Issuer's intention to effect such registration. If, within 15 days after receipt of such notice, Subscriber submits a written request to Issuer specifying not less than one million shares of Common Stock constituting Subject Stock that are then beneficially owned by Subscriber and that Subscriber proposes to sell or otherwise dispose of in accordance with this Section 5.02, Issuer shall use its best efforts to include the shares specified in Subscriber's request in such registration. Subscriber may exercise its rights under this Section 5.02 on no more than three separate occasions; provided that if the number of securities that Subscriber had initially requested be included in a registration under this
Section 5.02 is reduced pursuant to clause (C) below and Subscriber withdraws from such registration, then Subscriber's request shall not be counted as one of such three requests. If the offering pursuant to such registration statement is to be made by or through underwriters, the Subscriber and such underwriter shall execute an underwriting agreement in customary form. If the managing underwriter reasonably determines in good faith and advises Subscriber that the inclusion in the registration statement of all the Common Stock proposed to be included by all holders of Common Stock entitled to participate (other than on a demand basis) would interfere with the successful marketing of the securities proposed to be registered, then Issuer will include in such registration that number of such shares of Common Stock which does not exceed the number which such managing underwriter

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reasonably determines in good faith can be sold without interfering with the successful marketing of the securities proposed to be registered based upon the following order of priority: (A) first, the securities Issuer proposes to sell,
(B) second, the securities any participant exercising demand registration rights proposes to sell and (C) third, the securities of each other Person who is entitled to participate (other than on a demand basis) in such registration (including Subscriber) on a pro rata basis based on the number of shares of Common Stock owned by each such Person; provided that if the number of securities that Subscriber had initially requested be included in a registration under this Section 5.02 is reduced pursuant to clause (C), Subscriber may withdraw all securities from such registration. No registration effected under this Section 5.02 shall relieve Issuer of its obligation to effect any registration upon request under Section 5.01. If Subscriber has been permitted to participate in a proposed offering pursuant to this Section 5.02, Issuer thereafter may determine either not to file a registration statement relating thereto, or to withdraw such registration statement, or otherwise not to consummate such offering, without any liability hereunder. Any underwriters participating in a distribution of Subject Stock pursuant to Sections 5.01 and
5.02 hereof shall use all reasonable efforts to effect as wide a distribution as is reasonably practicable, and in no event shall any sale (other than a sale to underwriters making such a distribution) of shares of Subject Stock be made knowingly to any person (including its affiliates or associates and any group in which that person or its affiliates or associates shall be a member if Subscriber or underwriters know of the existence of such a group or affiliate or associate) that, after giving effect to such sale, would beneficially own at least three percent (3%) of the Total Voting Power. Subscriber shall use all reasonable efforts to secure the agreement of the underwriters, in connection with any underwritten offering of its Subject Stock, to comply with the foregoing.

         SECTION 5.03 Registration Mechanics. In connection with any offering of shares of Subject Stock registered pursuant to Section 5.01 and 5.02 herein, Issuer shall (i) furnish to Subscriber such number of copies of any prospectus (including preliminary and summary prospectuses) and conformed copies of the registration statement (including amendments or supplements thereto and, in each case, all exhibits) and such other documents as it may reasonably request, but only while Issuer shall be required under the provisions hereof to cause the registration statement to remain current; (ii)(A) use its best efforts to register or qualify the Subject Stock covered by such registration statement under such blue sky or other state securities laws for offer and sale as Subscriber shall reasonably request and (B) keep such registration or qualification in effect for so long as the registration statement remains in effect; provided, however, that Issuer shall not be obligated to qualify to do business as a foreign corporation under the laws of any jurisdiction in which it shall not then be qualified or to file any general consent to service of process in any jurisdiction in which such a consent has not been previously filed or subject itself to taxation in any jurisdiction wherein it would not otherwise be subject to tax but for the requirements of this Section 5.03; (iii) use its best efforts to cause all shares of Subject Stock covered by such registration statement to be registered with or approved by such other federal or state government agencies or authorities as may be necessary in the opinion of counsel to Issuer to enable Subscriber to consummate the disposition of such shares of Subject Stock; (iv) at any time when a prospectus relating thereto is required to be delivered under the Securities Act notify Subscriber upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and (subject to the good faith determination of Issuer's Board of Directors as to whether to permit sales under such registration statement), at the request of Subscriber promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made; (v) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC; (vi) use its best efforts to list, if required by the rules of the applicable securities exchange or, if securities of the same class are then so listed, the Subject Stock covered by such registration statement on the New York Stock Exchange or on any other securities exchange on which Subject Stock is then listed; and (vii) before filing any registration statement or any amendment or supplement thereto, and as far in advance as is reasonably practicable, furnish to Subscriber and its counsel copies of such documents. In connection with the closing of any offering of Subject Stock registered pursuant to Section 5.01 or 5.02, Issuer shall (x) furnish to the underwriter, if any, unlegended certificates representing ownership of the Subject Stock being sold in such denominations as requested and (y) instruct any transfer agent and registrar of the Subject Stock to release any stop transfer orders with respect to such Subject Stock. Upon any registration becoming effective pursuant to Section 5.01 or 5.02, Issuer shall use its best efforts to keep such registration statement effective for a period of 60 days (or 90 days, if Issuer is eligible to use a Form S-3, or successor form) or such shorter period as shall be necessary to effect the distribution of the Subject Stock.

         Subscriber agrees that upon receipt of any notice from Issuer of the happening of any event of the kind described in subdivision (iv) of this Section 5.03, it will forthwith discontinue its disposition of Subject Stock pursuant to the registration statement relating to such Subject Stock until its receipt of the copies of the supplemented or amended prospectus contemplated by subdivision
(iv) of this Section 5.03 and, if so directed by Issuer, will deliver to Issuer all copies then in its possession of the prospectus relating to such Subject Stock current at the time of receipt of such notice. If Subscriber's disposition of Subject Stock is discontinued pursuant to the foregoing sentence, unless Issuer thereafter extends the effectiveness of the registration statement to permit dispositions of Subject Stock by Subscriber for an aggregate of 60 days (or 90 days, if Issuer is eligible to use a Form S-3, or successor form), whether or not consecutive, the registration statement shall not be counted for purposes of determining the number of registrations to which Subscriber is entitled pursuant to Section 5.01.

         SECTION 5.04 Expenses. Subscriber shall pay all agent fees and commissions and underwriting discounts and commissions related to shares of Subject Stock being sold by Subscriber and the fees and disbursements of its counsel and accountants and Issuer shall pay all fees and disbursements of its counsel and accountants in connection with any registration pursuant to this
Article V. All other fees and expenses in connection with any registration statement (including, without limitation, all registration and filing fees, all printing costs, all fees and expenses of complying with securities or blue sky laws) shall (i) in the case of a registration pursuant to Section 5.01, be borne by Issuer and (ii) in the case of a registration pursuant to Section 5.02, be shared pro rata based upon the respective market values of the securities to be sold by Issuer, Subscriber and any other holders participating in such offering provided, that Subscriber shall not pay any expenses relating to work that would otherwise be incurred by Issuer including, but not limited to, the preparation and filing of periodic reports with the SEC.

         SECTION 5.05 Indemnification and Contribution. In the case of any offering registered pursuant to this Article V, Issuer agrees to indemnify and hold Subscriber, each underwriter, if any, of the Subject Stock under such registration and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act, and any officer, employee or partner of the foregoing, harmless against any and all losses, claims, damages or liabilities (including reasonable legal fees and other reasonable expenses incurred in the investigation and defense thereof) to which they or any of them may become subject under the Securities Act or otherwise (collectively "Losses"), insofar as any such Losses shall arise out of or shall be based upon
(i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such Subject Stock (as amended if Issuer shall have filed with the SEC any amendment thereof), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the prospectus relating to the sale of such Subject Stock (as amended or supplemented if Issuer shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the indemnification contained in this Section 5.05 shall not apply to such Losses which shall arise out of or shall be based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, which shall have been made in reliance upon and in conformity with information furnished in writing to Issuer by Subscriber or any such underwriter, as the case may be, specifically for use in connection with the preparation of the registration statement or prospectus contained in the registration statement or any such amendment thereof or supplement therein.

         In the case of each offering registered pursuant to this Article V, Subscriber agrees and each underwriter, if any, participating therein shall severally agree, substantially in the same manner and to the same extent as set forth in the preceding paragraph, to indemnify and hold harmless Issuer and each person, if any, who controls Issuer within the meaning of Section 15 of the Securities Act, and the directors and officers of Issuer, with respect to any statement in or omission from such registration statement or prospectus contained in such registration statement (as amended or as supplemented, if amended or supplemented as aforesaid) if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to Issuer by Subscriber or such underwriter, as the case may be, specifically for use in connection with the preparation of such registration statement or prospectus contained in such registration statement or any such amendment thereof or supplement thereto.

         Notwithstanding the provisions of this Section 5.05, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and the Subscriber registering shares pursuant to Section 5.01 or Section 5.02 shall not be required to contribute any amount in excess of the amount by which the total price at which the securities of the Subscriber were offered to the public (less underwriters' discounts and commissions) exceeds the amount of any damages which the Subscriber has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         Each party indemnified under this Section 5.05 shall, promptly after receipt of notice of the commencement of any claim against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the commencement thereof. The failure of any indemnified party to so notify an indemnifying party shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity contained in this
Section 5.05, unless (and only to the extent) the indemnifying party was prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability which it may have to such indemnified party. In case any action in respect of which indemnification may be sought hereunder shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may desire, jointly with any other indemnifying party similarly notified, to assume the defense thereof through counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 5.05 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to those available to such indemnifying party in which event such indemnified party, and any other indemnified party to which any different or additional defenses apply, shall be reimbursed by the indemnifying party for the reasonable expenses incurred in connection with retaining one separate legal counsel for all such indemnified parties). No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any claim or pending or threatened proceeding in respect of which the indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such claim or proceeding.

         If the indemnification provided for in this Section 5.05 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless from any Losses in respect of which this Section 5.05 would otherwise apply by its terms (other than by reason of exceptions provided herein), then each applicable indemnifying party, in lieu of indemnifying such an indemnified party, shall have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative benefits received by and fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the offering to which such contribution relates as well as any other relevant equitable considerations. The relative benefit shall be determined by reference to, among other things, the amount of proceeds received by each party from the offering to which such contribution relates. The relative fault shall be determined by reference to, among other things, each party's relative knowledge and access to information concerning the matter with respect to which the claim was asserted, and the opportunity to correct and prevent any statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party is connection with any investigation or proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in this Section 5.05 was available to such party.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.05 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1993 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         SECTION 5.06 Limitations on Registration Rights. Notwithstanding anything to the contrary in this Article V, all rights of Subscriber under this
Article V shall be subject to the provisions of the Series A Agreements. To the extent that any of the provisions of this Article V conflict with any provisions of the Series A Agreements, the provisions of the Series A Agreements shall control and there shall be no breach of or default under Article V of this Agreement to the extent the performance of any term of Article V of this Agreement would cause a breach of or default under either of the Series A Agreements.

         SECTION 5.07 Holdback Agreements. If and to the extent requested by the managing underwriter or underwriters, in the case of any underwritten public offering, Subscriber agrees not to effect, except as part of such registration, any sale of shares of Common Stock or Preferred Stock during the 14 days prior to, and during the 90-day period beginning on, the effective date of such registration statement.

                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 6.01 Enforcement. Subscriber, on the one hand, and Issuer, on the other, acknowledge and agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically its provisions in any court having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or in equity.

         SECTION 6.02 Entire Agreement; Waivers. This Agreement, the other Closing Agreements, the Confidentiality Agreement and the Purchase Agreement constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to such subject matter. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), shall constitute a continuing waiver unless otherwise expressly provided nor shall be effective unless in writing and executed (i) in the case of a waiver by Issuer, by Issuer and (ii) in the case of a waiver by Subscriber, by Subscriber.

         SECTION 6.03 Amendment or Modification. The parties hereto may not amend or modify this Agreement except in such manner as may be agreed upon by a written instrument executed by Issuer and Subscriber.

         SECTION 6.04 Survival. All representations, warranties, covenants and agreements made by or on behalf of any party hereto in this Agreement shall survive the execution and delivery of this Agreement and the Closing.

         SECTION 6.05 Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns (each of which such transferees, successors and assigns shall be deemed to be a party hereto for all purposes hereof); provided, however, that (i) neither Issuer nor Subscriber may assign or transfer any of its rights or obligations hereunder without the prior written consent of the other (except as set forth in Section 4.03) and (iii) no transfer or assignment by any party shall relieve such party of any of its obligations hereunder.

         SECTION 6.06 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, the remaining provisions shall remain in full force and effect. It is declared to be the intention of the parties that they would have executed the remaining provisions without including any that may be declared unenforceable.

         SECTION 6.07 Headings. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement.

         SECTION 6.08 Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties, and each such executed counterpart will be an original instrument.

         SECTION 6.09 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing (including telecopy or similar teletransmission), addressed as follows:

             If to Seller, to it at:       Melville Corporation
                                           One Theall Road
                                           Rye, New York  10580
                                           Telecopier: 914-925-4052
                                           Attention:  Chief Executive Officer, Chief Financial
                                                         Officer and General Counsel

                 With a copy to:           Davis Polk & Wardwell
                                           450 Lexington Avenue
                                           New York, New York  10017
                                           Telecopier: 212-450-5744
                                           Attention:  Dennis S. Hersch

             If to Issuer to it at:        The TJX Companies, Inc.

                                           770 Cochituate Road
                                           Framingham, MA  01701
                                           Telecopier:  508-390-2457
                                           Attn:  President and General Counsel

                  With a copy to:          Ropes & Gray
                                           One International Place
                                           Boston, MA  02110
                                           Telecopier:  617-951-7050
                                           Attention:   Arthur G. Siler, Esq.

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) in the case of any notice or communication sent other than by mail, on the date actually delivered to such address (evidenced, in the case of delivery by overnight courier, by confirmation of delivery from the overnight courier service making such delivery, and in the case of a telecopy, by receipt of a transmission confirmation form or the addressee's confirmation of receipt), or (b) in the case of any notice or communication sent by mail, three Business Days after being sent, if sent by registered or certified mail, with first-class postage prepaid. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

         SECTION 6.10 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive law of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the law of any other jurisdiction.

         SECTION 6.11 Termination. This Agreement may be terminated by Issuer and Subscriber by mutual written consent at any time prior to the Closing, and this Agreement shall automatically terminate immediately upon the termination of the Purchase Agreement in accordance with its terms.

         IN WITNESS WHEREOF, the parties hereto have caused this Standstill and Registration Rights Agreement to be executed as of the date first referred to above.

                                       THE TJX COMPANIES, INC.



                                       By: /s/ Donald G. Campbell
                                           ------------------------------------
                                           Name:
                                           Title:


                                       MELVILLE CORPORATION



                                       By: /s/ Gary L. Crittenden
                                           ------------------------------------
                                           Name:
                                           Title: